AGREEMENT


      Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of Thomas Group, Inc. or any subsequent acquisitions or disposition of equity securities of Thomas Group, Inc. by any of the undersigned.


Date:  June 23, 1999

                            HOLLYBANK INVESTMENTS, LP


                            By: /s/ Timothy G. Caffrey
                                ----------------------
                                    Timothy G. Caffrey
                                    General Partner



                            Thistle Investments Llc


                            By: /s/ Timothy G. Caffrey
                                ----------------------
                                    Timothy G. Caffrey
                                    Managing Member

                             /s/ Timothy G. Caffrey
                             ----------------------
                             Dorsey R. Gardner
                             By:  Timothy G. Caffrey, Attorney-in-fact


                             /s/ Timothy G. Caffrey
                             ----------------------
                             Timothy G. Caffrey